EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: June 29, 2026

/s/ Steven Sarracino
By Steven Sarracino

/s/ Steven Sarracino
ACTIVANT VENTURES ADVISORS III, LLC
On its own behalf and
As the General Partner of
ACTIVANT VENTURES III, L.P.
ACTIVANT VENTURES III OPPORTUNITIES FUND 1, L.P.
ACTIVANT VENTURES III OPPORTUNITIES FUND 2, L.P.
ACTIVANT VENTURES III OPPORTUNITIES FUND 3, L.P.
ACTIVANT VENTURES III OPPORTUNITIES FUND 4, L.P.
ACTIVANT VENTURES III OPPORTUNITIES FUND 6, L.P.
By Steven Sarracino, Manager

/s/ Steven Sarracino
ACTIVANT CAPITAL MANAGEMENT, LLC
By Steven Sarracino, Manager

/s/ Steven Sarracino
PAVF HOLDING COMPANY LIMITED On its own behalf and
As the Sole Shareholder of
BETTER VOYAGER PARTNERS COMPANY LIMITED
By Steven Sarracino, Director